UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): June 24, 2004

CIB MARINE BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

WISCONSIN
(State or Other Jurisdiction of Incorporation)

000-24149 (Commission File Number)	37-1203599 (IRS Employer Identification No.)

N27 W24025 PAUL COURT, PEWAUKEE, WISCONSIN (Address of Principal Executive Offices)	53072 (Zip Code)

(262) 695-6010
(Registrant’s Telephone Number, Including Area Code)

Item 12. Results of Operations and Financial Condition.

     The registrant is holding a Shareholder Informational Meeting on June 24, 2004 at 2:00 PM CST. The presentation for that meeting is filed concurrently herewith as Exhibit 99.

     While the registrant is still in the process of completing its review and investigation, the registrant's net loss for 2003 (some of which will be pushed back to prior periods) is expected to range between $145 and $155 million and nonperforming assets are expected to be approximately $196 million at December 31, 2003. The registrant is continuing to evaluate the amount of the expected loss that is attributable to prior periods. The registrant expects to restate the results reported in its 2002 Annual Report on Form 10-K and is evaluating whether it will need to restate its 2001 Annual Report on Form 10-K. The registrant also expects to report an estimated loss of approximately $14 million for the first quarter of 2004. Nonperforming assets at March 31, 2004 are expected to be approximately $201 million. These estimates are subject to further change; and with respect to estimates for fiscal years, subject to audit of our consolidated financial statements by our external auditors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB MARINE BANCSHARES, INC.
Dated: June 24, 2004	By:	/s/ Donald J. Straka
Donald J. Straka,
Senior Vice President, Chief Legal Officer, Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Location

99	Shareholder Informational Meeting Presentation	Filed electronically herewith.